UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information included in this Item 2.02 is being furnished under Item 2.02 Results of Operations and Financial Condition. This information, including the exhibit furnished herewith as Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information under this Item 2.02 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing.

On September 12, 2016, United Natural Foods, Inc., a Delaware corporation (the “Company”), issued a press release to report its financial results for the fourth quarter and fiscal year ended July 30, 2016. The press release is furnished as Exhibit 99.1 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2016, upon the recommendation of the Nominating and Governance Committee (the “Nominating Committee”), the Board of Directors (the “Board”) of the Company approved an increase to the size of the Board to nine directors and elected Daphne J. Dufresne to the Board, in each case effective as of October 1, 2016. Ms. Dufresne’s term will expire at the Company's annual meeting of stockholders expected to be held on December 15, 2016. Ms. Dufresne has been appointed to the Nominating Committee, effective October 1, 2016. There are no arrangements or understandings between Ms. Dufresne and any other persons pursuant to which she was selected as a director. Additionally, there are no transactions involving the Company and Ms. Dufresne that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
Ms. Dufresne, age 44, has been a Managing Director of RLJ Equity Partners (“RLJ”), a private equity fund since 2006. Ms. Dufresne participated in building the RLJ investment team, raising capital to fund its operations, and constructing a partnership with The Carlyle Group, a global private equity firm. Prior to RLJ, Ms. Dufresne was a Venture Partner during 2005 with Parish Capital Advisors, an investment fund for emerging and experienced institutional investors and a Principal from 1999 to 2005 at Weston Presidio Capital, a private equity organization. She also served as Associate Director in 1997 in the Bank of Scotland’s Structured Finance Group. Ms. Dufresne received her B.S. from the University of Pennsylvania and her M.B.A. from the Harvard Business School. Ms. Dufresne has been a director of Condor Hospitality Trust, Inc. since June 2015.

In connection with her appointment, Ms. Dufresne will receive equity-based awards consisting of restricted share units having a value of $202,500, one-half of which will vest on the October 1, 2016 grant date and one-half of which will vest on the date that is six months after the grant date. In addition, in accordance with the Company’s existing compensation arrangements for non-employee directors, which are described under the caption “Compensation of our Non-Employee Directors” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 6, 2015, Ms. Dufresne will be paid an annual cash retainer of $30,000 and an additional $26,000 cash retainer paid in quarterly pro rata increments. Ms. Dufresne will also be eligible to participate in the Company’s deferred compensation plan, pursuant to which she will be permitted to defer up to 100% of her director fees and restricted stock units. The Company has also entered into an Indemnification Agreement with Ms. Dufresne in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company as Exhibit 10.39 to the Company’s Annual Report on Form 10-K for the year ended August 3, 2013.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 8, 2016, upon the recommendation of the Nominating Committee, the Board approved the amendment and restatement of the Company’s Second Amended and Restated Bylaws (the “Bylaws”), effective immediately. The amendments to the Bylaws modify the Company’s proxy access procedures described in the Bylaws and provide that (i) the number of potential proxy access nominees nominated by all eligible shareholders shall not exceed the greater of (A) two or (B) 20% of the directors in office and (ii) loaned shares will be counted towards meeting the existing 3% ownership threshold if the shares may be recalled on not more than five (5) business days’ notice and are recalled promptly following receipt of notice that the shareholder’s nominee has been accepted for inclusion in the Company’s proxy statement and the shares will be held through the date of the annual meeting.

The foregoing description of the Company’s Bylaws is qualified in all respects by reference to the text of the Third Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of United Natural Foods, Inc., effective September 8, 2016.
99.1	Press Release of United Natural Foods, Inc. dated September 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Michael P. Zechmeister
Name:	Michael P. Zechmeister
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date:    September 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of United Natural Foods, Inc., effective September 8, 2016.
99.1	Press Release of United Natural Foods, Inc. dated September 12, 2016